UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 26, 2009
Date of Report (Date of earliest event reported)

M&F BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-27307	56-1980549
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2634 Durham-Chapel Hill Boulevard Durham, North Carolina	27707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 683-1521
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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INDEX

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are included with this report:
SIGNATURE
EX-4.1
EX-4.2
EX-4.3
EX-10.1
EX-10.2

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2009, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, M&F Bancorp, Inc. (“Bancorp”) entered into a Letter Agreement and certain side letters (collectively, the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which Bancorp sold 11,735 shares of Bancorp’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) for a purchase price of $11,735,000 in cash. The description of the Purchase Agreement contained herein is a summary and is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series A Preferred Stock has no maturity date and ranks senior to Bancorp’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of Bancorp. The form of the certificate for the Series A Preferred Stock is attached as Exhibit 4.3 hereto and is incorporated herein by reference. The Series A Preferred Stock may be redeemed by Bancorp after three years at its liquidation preference plus accrued and unpaid dividends. Prior to June 26, 2012, the Series A Preferred Stock may be redeemed by Bancorp only with proceeds from a “Qualified Equity Offering” (as defined in the Articles of Amendment described in Item 5.03 and attached as Exhibit 4.2 hereto and incorporated by reference herein).  The description of the Series A Preferred Stock contained herein is a summary and is qualified in its entirely by reference to the aforementioned Articles of Amendment.

The Series A Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, Bancorp has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series A Preferred Stock, may be issued.  Bancorp has agreed that, upon the request of the Treasury, at any time, it will register the Series A Preferred Stock and Depositary Shares, if any. The Series A Preferred Stock is not subject to any contractual restrictions on transfer.

As part of the sale of the Series A Preferred Stock by Bancorp to the Treasury, Bancorp agreed, so long as Treasury continues to hold debt or equity in Bancorp, to take all necessary actions to ensure that Bancorp’s compensation arrangements and benefits plans comply with Section 111 of the Emergency Economic Stabilization Act of 2008, as amended, and any related rules and regulations promulgated thereunder. Bancorp’s senior executive officers and next five most highly compensated employees executed waivers waiving any claim against Treasury or Bancorp for any changes in their compensation or benefits required to comply with Treasury regulations. Bancorp’s President and Chief Executive Officer, Kim D. Saunders also entered into an agreement with Bancorp and its wholly-owned subsidiary, Mechanics and Farmers Bank amending her employment agreement to the extent necessary to comply with the Treasury regulations (the “Employment Agreement Amendment”).  The description of the Employment Agreement Amendment contained herein is a summary and is qualified in its entirety by reference to the Employment Agreement Amendment attached hereto as Exhibit 10.2 hereto, which is incorporated herein by reference.

The foregoing discussion concerning the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, attached as Exhibit 10.1 hereto and incorporated herein by reference. The Purchase Agreement includes representations and warranties made to Treasury. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules. Certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders and investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise, and investors should not rely on the representations and warranties for any other purpose.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

Upon issuance of the Series A Preferred Stock on June 26, 2009, the ability of Bancorp to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its “Junior Stock” and “Parity Stock” (as such terms are defined in the Purchase Agreement) became subject to restrictions, including a restriction against Bancorp increasing dividends payable on its common stock from the last quarterly cash dividend per share ($0.05) declared on the common stock prior to November 17, 2008. The redemption, purchase or other acquisition of any trust preferred securities issued by Bancorp or its affiliates is also restricted. These restrictions will terminate on the earlier of (a) June 26, 2012, and (b) the date on which the Series A Preferred Stock has been redeemed in whole or the Treasury has transferred all of the Series A Preferred Stock to third parties.

In addition, pursuant to Bancorp’s Articles of Amendment, filed with the North Carolina Department of the Secretary of State on June 25, 2009, the ability of Bancorp to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock are subject to restrictions in the event that Bancorp fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Series A Preferred Stock.

The above description is a summary and is qualified in its entirety by reference to the Articles of Amendment and the Purchase Agreement, which are attached hereto as Exhibits 4.2 and 10.1 respectively, and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.  A copy of the Employment Agreement Amendment entered into by Bancorp’s President and Chief Executive Officer, Kim D. Saunders is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On June 11, 2009, Bancorp filed Articles of Amendment with the North Carolina Department of the Secretary of State, amending its Articles of Incorporation to (i) increase the total authorized shares of common stock; (ii) establish a class of preferred stock; and (iii) eliminate preemptive rights of shareholders, each as more fully described in Bancorp’s Proxy Statement dated April 30, 2009. The Articles of Amendment are attached hereto as Exhibit 4.1 and incorporated herein by reference.

On June 25, 2009, Bancorp filed Articles of Amendment with the North Carolina Department of the Secretary of State, amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The Articles of Amendment are attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

4.1	Articles of Amendment of M&F Bancorp, Inc., filed with the North Carolina Department of the Secretary of State on June 11, 2009.

4.2	Articles of Amendment of M&F Bancorp, Inc., filed with the North Carolina Department of the Secretary of State on June 25, 2009.

4.3	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

10.1
Letter Agreement and certain side letters, all dated June 26, 2009 between Bancorp and the United States Department of the Treasury, with respect to the issuance and sale of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

10.2	Employment Agreement Amendment, dated June 26, 2009, among M&F Bancorp, Inc., Mechanics and Farmers Bank, and Kim D. Saunders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2009	M&F BANCORP, INC. Kim D. Saunders Signature Name: Kim D. Saunders Title: President and Chief Executive Officer